Exhibit 24.1


                               POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints Bruce H. Beatt, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to execute a registration statement on Form S-3 relating to the registration of up to $900,000,000 of one or more series of securities including, without limitation, debt securities, preferred stock, common stock, warrants, depositary shares, stock purchase contracts and stock purchase units of The Stanley Works, a Connecticut corporation, and to sign any and all amendments and supplements to such registration statement, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorney-in-fact and agent, in his sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities and on the dates indicated.



      Signature                               Title                                  Date
      ---------                               -----                                  ----


/s/ John M. Trani                Chairman, Chief Executive Officer and           October 14, 2003
------------------------         Director (Principal Executive Officer)
John M. Trani


/s/ James M. Loree               Executive Vice President and Chief              October 14, 2003
------------------------         Financial Officer (Principal Financial
James M. Loree                   Officer)


/s/ Donald Allan Jr.             Vice President and Controller (Principal        October 21, 2003
------------------------         Accounting Officer)
Donald Allan Jr.


/s/ John G. Breen                Director                                        October 14, 2003
------------------------
John G. Breen


-------------------------        Director                                        October    , 2003
 Robert G. Britz


/s/ Stillman B. Brown            Director                                        October 14, 2003
------------------------
Stillman B. Brown


-------------------------        Director                                        October    , 2003
Virgis W. Colbert


/s/ Emmanuel A. Kampouris        Director                                        October 14, 2003
-------------------------
Emmanuel A. Kampouris


/s/ Eileen S. Kraus              Director                                        October 14, 2003
------------------------
Eileen S. Kraus


/s/ John D. Opie                 Director                                        October 14, 2003
------------------------
John D. Opie


/s/ Derek V. Smith               Director                                        October 14, 2003
------------------------
Derek V. Smith


/s/ Kathryn D. Wriston           Director                                        October 14, 2003
------------------------
Kathryn D. Wriston